Exhibit 10.2

NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE SECURITIES AND EXCHANGE COMMISSION (“COMMISSION”). SUCH PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION AND ARE MARKED WITH A “[***]” IN PLACE OF THE REDACTED LANGUAGE.

October 5, 2004

Mr. Reuven Ron

Yissum Research Development Company

of the Hebrew University of Jerusalem

P.O. Box 39135

Jerusalem, 91390

Dear Sir,

Re: Joint Venture for R&D Agreement

1.          This is to inform you that Intec Pharma Ltd. (the “Company”) has decided to extend the Research Period as defined in the Joint Venture for R&D Agreement between the Company and Yissum Research Development Company of the Hebrew University of Jerusalem (“Yissum) dated June 1, 2000 (the “Agreement), for an additional term from 01/01/2004 and until December 31, 2004 (the "Additional Research Period").

2.          During the Additional Research Period Yissum shall provide the Company with additional research services (the “Additional Research”), all in accordance with the Additional Research Plan, attached hereto as Appendix A and the Company shall finance the Additional Research as specified in Appendix B hereto.

3.          The terms of the Agreement shall apply mutatis-mutandis to the Additional Research and the Additional Research Period, except that the intellectual property rights and any patents arising from the Research Results and Know-How of the Additional Research only (the “Additional IP”) shall be jointly-owned by the Parties and will he registered in both their names. This section shall not derogate from the Company's obligations to pay royalties or any other consideration with respect to the use thereof accordance with the terms of the License.

Yissum shall grant the Company an exclusive, unlimited and perpetual license to use its rights in the Additional IP, under the same terms as the License, mutatis-mutandis (the “the Additional License”).

4.          In light of considerable progress achieved during the initial Research Period under the Agreement, supported by the Company's financing, and due to recent regulation of a patent in the name of Yissum, it is further agreed that:

4.1           In the event the company grants a Sub-Licenses under the Agreement, the Company shall inform Yissum of such Sub-License within a reasonable period of time after such Sub-License is granted, without being required to obtain Yissum's contract to such Sub-License, and without derogating from Yissum’s right to Royalties according to the provisions of this Agreement.

NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE SECURITIES AND EXCHANGE COMMISSION (“COMMISSION”). SUCH PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION AND ARE MARKED WITH A “[***]” IN PLACE OF THE REDACTED LANGUAGE.

4.2           Such Sub-Licenses may be perpetual and the Sub-Licensees under such Sub-Licensees shall not be required to assume any undertaking towards Yissum.

4.3           To avoid any doubts, it is hereby clarified that The License granted to the Company under the Agreement is exclusive and perpetual, applies to the Know How (including the aforesaid patent) and the Research Results under the Agreement and to any Know How and Research Results under the Additional Research, and (ii) Yissum, as the sole owner and proprietor of the rights in and to the Patents, Know How and Search Results, shall not grant any of rights of any kind in or to the Patents, Know How and/or Search Results unless the Company's prior written consent is obtained.

4.4           At the end of the Additional Research Period Yissum shall provide the Company with a financial report, specifying the use of financial resources by Yissum in accordance with the Additional Research.

5.          By signing this letter each party confirms that, to the best of its knowledge, all the other party's undertakings under the Agreement were satisfactorily fulfilled and they have no claims or demands in such report.

Please confirm the aforesaid by signing this letter below and returning the signed copy to our address.

Sincerely Yours,
Zvika Joseph, CEO
Intec Pharma Ltd.

/s/ Zvika Joseph

We hereby confirm and agree to the conditions set in this letter.

/s/ Abraham Barak
Yissum Research Development Company
of the Hebrew University of Jerusalem

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NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE SECURITIES AND EXCHANGE COMMISSION (“COMMISSION”). SUCH PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION AND ARE MARKED WITH A “[***]” IN PLACE OF THE REDACTED LANGUAGE.

APPENDIX A

ADDITIONAL RESEARCH

Research Plan for INTEC Pharma: Improvement of the mechanical properties of the frame

Prof. M. Friedman

Scope: The following document describes the research activities to be carried out at Professor Friedman's laboratory at the Hebrew University in the months August to December 2004.

Aim: The main goal of this stage in development of the product is to improve the mechanical properties of the frame in order to maximize the retention of the GRDF in the stomach. Naturally, whatever formulation comes out as having the best properties, it will have to comply with his production and assembly methods at INTEC Pharma.

New formulations: Series of different formulations will be made and tested. These series will start as close as possible to the current formulation. This might not be the best approach, but because the short time available, we want to induce the smallest changes possible to the composition of the frame, to avoid problems in purchase and production.

I.	A series of different proportions of ethyl cellulose (EC) to Eudragit L (EudL). This will require also optimization of the amount of triacetin for each EC/EudL combination.

II.	We will try to substitute part of the triacetin with glycerol. Other plasticizers will also be tested.

III.	A series of polymers will be tried as a substitute for EC, or part of the EC. For example, Eudragit RL/RS and polyvinyl acetate will be tried.

IV.	Other enteric polymers will be tried as a substitution to the EudL. For example, several Kollidon (from BASF) grades might be useful.

Evaluation of the different formulations: In the first series, we will have to use qualitative methods to evaluate the films like visual uniformity, bar and break assessment, and finally, assemble and folding in actual GRDFs. Quantifications will be done by opening experiments. In parallel, we will develop methods for testing the mechanical properties of the GRDF and its different components. The development of these tests and accessories for the texture analyzer will be done in close collaboration with Stable Micro Systems Ltd. Surrey, U.K. We currently aim at two tests: I. simple and flat tests for the frame. It could be a three-points-heading test of something similar. Each new frame formulation will be testes with this method. II. a compression tests for the assembled GRDF. This tests, if provided predictive for GR, can be used to monitor mechanical properties during dissolution experiment and later, for quantifying changes during shelf life.

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NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE SECURITIES AND EXCHANGE COMMISSION (“COMMISSION”). SUCH PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION AND ARE MARKED WITH A “[***]” IN PLACE OF THE REDACTED LANGUAGE.

Schedule: The first series can be completed and tested by the beginning of October (with EC and EudL and different plasticizers). Testing possible replacements for EC and/or EudL will take additional three months (minimum), thus until the end of 2004.

The development of the mechanical tests, including validation will take 3.5 months at least (middle of November). However, it is possible to complete the first and more straightforward test for the frame a month earlier (mid October).

Prof. A. Hoffman

A plan and a schedule for the research work at the School of Pharmacy of the Hebrew University by the laborites of Prof. Amnon Hoffman.

I.	A.	Development of a list of potential APIs that could benefit from GRDF

Timeframe: Jan.-Mar.

B.	Evaluation of 3 new potential APIs in-vivo (in rats), in vitro or ex vivo. The means of evaluation will be based on the existing knowledge or extending the knowledge about the API in terms of “absorption window”, bioavailability following continuous duodenal infusion, stability in the stomach, pharmaco-dynamic advantages of sustained input function etc.

The methods that will be applied in this project will include Ussing diffusion chambers to establish absorption windows and/or duodenal infusion in rats in order to assess pharmacokinetics and/or pharmacodynamics of the API.

In addition, a suitable assay will be established (if existing in literature) or developed for the determination and quantification of each of the APIs.

The screening process will progress according to the actual findings for each API

Timeframe: Jan.-Dec.

The potential APIs that will be examined will consist of 3 different types:

“[***]”

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NOTE: PORTIONS OF THIS EXHIBIT ARE THE SUBJECT OF A CONFIDENTIAL TREATMENT REQUEST BY THE REGISTRANT TO THE SECURITIES AND EXCHANGE COMMISSION (“COMMISSION”). SUCH PORTIONS HAVE BEEN REDACTED AND FILED SEPARATELY WITH THE COMMISSION AND ARE MARKED WITH A “[***]” IN PLACE OF THE REDACTED LANGUAGE.

APPENDIX B

FINANCING

Financing for the Additional Research in the amount of $94,250 has been provided by the Company prior to this Agreement as follows:

$37,000 - Paid.

$37,000 - Paid.

$20,250 - Paid.

Additional $23,250 will be paid to Yissum upon signing this Agreement.

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